Exhibit 99.1

CONTACT:	Edward Heffernan
Chief Financial Officer
Alliance Data Systems
Tel: 972-348-5191

Stephanie Prince
Morgen-Walke Associates, Inc.
Tel: 212-850-5600

Media: Tony Good
Tel: 972-348-5425

ALLIANCE DATA SYSTEMS SEES UPWARD ADJUSTMENT TO FINAL 2001 REVENUE AND EBITDA FIGURES

2002 Revenue and EBITDA Results Now Expected to Meet High End of Guidance

Dallas, TX, April 1, 2002 — Alliance Data Systems Corp. (NYSE: ADS), a leading provider of transaction services, credit services and marketing services, in consultation with its auditors, today announced an upward adjustment to its 2001 Revenue and EBITDA figures as a result of re-evaluating the application of SFAS No. 133.  This change had the effect of increasing both Revenue and EBITDA for the year 2001 by $5.3 million. There was no change in Cash Earnings or cash flows, but net income was lowered by $6.4 million due to a non-cash, mark-to-market charge as a result of the change. (see attached table for details of the 2001 quarter and full year changes).

This change relates to a $200 million interest rate swap that was put in place in 1997 to hedge against interest rate volatility. The Company swapped LIBOR rates for a fixed rate, maturing in 2004. Over the past five years, this hedge has been extremely effective in matching income from fixed rate assets against fixed rate funding sources.  This is the Company’s only hedge of this type.  While the economics of the hedge remain unchanged, Alliance, in consultation with its auditors Deloitte & Touche LLP, re-evaluated the application of SFAS No. 133 and determined that it should no longer treat the swap as a hedge for accounting purposes.  This does not in any way change the economics of the swap or the cash flows of the Company. However, there will be two general changes in the accounting.  First, the net cost of the swap, $5.3 million in 2001, will no longer be netted against Revenue; instead it will be expensed below the EBITDA line.  Second, the swap itself will be “marked-to-market” through earnings each quarter beginning with the first quarter of 2001; it had previously been recorded in other comprehensive income.  This will result in a non-cash gain or loss shown below the line.  During 2001, the mark-to-market adjustments ranged from a gain of $2.2 million to a loss of $6.9 million, while the first quarter of 2002 is expected to show a gain of approximately $2.0 million.  Since Alliance’s intention is to hold the swap to maturity, May 2004, the quarterly non-cash mark-to-market is viewed as irrelevant since the adjustments will, by definition, net to zero by maturity.  Consequently, the resulting gains and losses are excluded for purposes of calculating Cash Earnings.

“In light of the current environment, we felt it was important to clearly communicate any and all updates to our financial results and outlook,” said Edward J. Heffernan, chief financial officer of Alliance Data Systems.  “We made this change to reflect the most up-to-date reading of the accounting pronouncement and to be consistent with the recently revised guidance from our auditors.  Though the revised accounting treatment does not change the economics of Alliance Data, it does positively impact two of our three key valuation metrics.  We appreciate that this positive impact did not result from true over performance of operations, but rather solely from accounting.  As such, we felt compelled to make that distinction as we adjust our results and guidance accordingly.”

Management now believes that Revenue and EBITDA for 2002 will reach the high end of the Company’s previous guidance. Specifically, the Company previously projected Revenue to range between $860 and $865 million, and EBITDA to range between $140 and $144 million. The guidance for Cash Earnings per share of approximately $0.60 remains unchanged. This guidance continues to be based on the assumption that the overall U.S. and Canadian economies will experience a weak first half of 2002, with a rebound projected during the second half of the year.

Finally, the Company intends to report its financial results for the first quarter of 2002 on April 17, 2002.  First quarter results are on track with previous guidance before giving effect to any positive adjustment resulting from this accounting change.

Management will host a conference call on April 1, 2002 at 5:00 p.m. Eastern Time to discuss these matters. The conference call will be available via the Internet at www.alliancedatasystems.com. The webcast will be available until May 1, 2002. A replay of the call will also be available at (402) 220-0682 until April 9, 2002.

Alliance Data Systems

Based in Dallas, Alliance Data Systems (NYSE: ADS) is a leading provider of transaction services, credit services and marketing services, assisting retail, petroleum, utility and financial services companies in managing the critical interactions between them and their customers. Alliance Data each year manages over 2.5 billion transactions and 72 million consumer accounts for some of North America’s most recognizable companies. The Company also operates and markets the largest coalition loyalty program in Canada. Alliance Data Systems employs over 6,500 associates at more than 20 locations in the United States, Canada and New Zealand. For more information about the company, visit its web site, www.alliancedatasystems.com.

Alliance Data Systems’ Safe Harbor Statement/Forward Looking Statement

Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the Private Litigation Reform Act.  Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to Alliance Data Systems or our management.  When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions including the risks discussed in our filings with the Securities and Exchange Commission.  If one or more of these risks materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected.  Any forward-looking statements contained in this press release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity.  We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

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ALLIANCE DATA SYSTEMS CORPORATION

SUMMARY FINANCIAL HIGHLIGHTS

(In millions, except per share amounts)

	Year Ended December 31, 2001
	Final results	Previously released	Change
Revenues	$777.3	$772.0	$5.3

Operating EBITDA	154.4	149.1	5.3

EBITDA	130.1	124.8	5.3

Cash swap expense	(5.3)	—	(5.3)
Non-cash swap mark-to-market	(9.8)	—	(9.8)

Cash earnings	35.6	35.6	—

Weighted average shares outstanding — diluted	68.2	68.2	—

Cash earnings per share	$0.52	$0.52	$—

These tables are presented for comparative purposes.  For the complete set of financials, please refer to the Company’s  Annual Report on Form 10-K filed on April 1, 2002.

ALLIANCE DATA SYSTEMS CORPORATION

SUMMARY QUARTERLY FINANCIAL HIGHLIGHTS

(In millions, except per share amounts)

				Three months ended
	March 31, 2001		June 30, 2001		September 30, 2001		December 31, 2001
	Final results	Previously released	Final results	Previously released	Final results	Previously released	Final results	Previously released
Revenues	$181.2	$180.7	$183.7	$182.6	$201.6	$200.1	$210.8	$208.6

Operating EBITDA	37.4	36.9	36.8	35.7	38.9	37.4	41.3	39.1

EBITDA	30.3	29.8	29.5	28.4	34.1	32.6	36.2	34.0

Cash swap expense	(.5)	—	(1.1)	—	(1.5)	—	(2.2)	—
Non-cash swap mark to market	(4.9)	—	.7	—	(7.3)	—	1.7	—

Cash Earnings	9.5	9.5	8.4	8.4	8.5	8.5	9.2	9.2

Weighted average shares outstanding — diluted	59.0	59.0	62.3	62.3	75.0	75.0	75.5	75.5

Cash earnings per share	$0.16	$0.16	$0.13	$0.13	$0.11	$0.11	$0.12	$0.12